<XTEC logo appears here>


                   Exclusive Sales Representative Agreement

This Agreement is entered into as of October 11, 2000 by and between XTec Incorporated, a Florida, Corporation located at 5775 Blue Lagoon Drive, Miami, Florida 33126 ("Company"), and Truscom, Inc., a Japanese Corporation, located at Aoyama Palacio Tower 11F, 6-7, Kita-Aoyama 3-chrome, Minato-ku, Tokyo, Japan ("Representative"), designated in this Agreement as an independent sales Representative of the Company.

1. Appointment and Business Territory. The Company appoints the Representative and the Representative agrees to act for the Company as its exclusive authorized sales Representative with the exclusive responsibility of servicing the business territory described in Appendix A ("Business Territory") subject to all of the terms and conditions of this Agreement.

2.       Technology, Products, and Services

2.1 The technology, products and services, covered by this Agreement are those listed in Appendix B included in this Agreement by this reference, as amended from time to time in the sole discretion of Company (the "Products").

2.2 All sales by the Company shall be FOB Miami and at such prices on such terms and according to such reseller Agreements as established solely by the Company, and the Company has the right, in its sole discretion, at any time, to establish, change, alter or amend prices, terms and conditions of sale and reseller Agreements.

2.3 The Representative and his employees and agents, as the case may be, shall solicit and take but shall not accept orders for the Products and shall forward all such orders promptly to the Company. All orders and modifications to orders arranged through the Representative and his employees and agents are subject to acceptance, rejection or revocation solely by the Company as provided in Section 8 in this Agreement.

2.4 The Company reserves the right, from time to time and in its sole discretion, and with forth five (45) days notice, to modify, alter, change, improve, or discontinue any or all of the Products covered by this Agreement and to establish, change, alter, or amend the prices for any or all.


3.     Status of Representative

3.1 The parties to this Agreement expressly understand and agree that the Representative is an independent contractor in the performance of each and every part of this Agreement and is solely

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and personally responsible for all of his employees and agents, if any, and his labor costs and expenses arising in connection with them and for any and all claims, liabilities, damages and debts of any type whatsoever that may arise on account of the Representative's activities, or those of his employees or agents, in the performance of this Agreement. The Company is in no manner associated or otherwise connected with the actual performance of this Agreement on the part of the representative, nor with the Representative's employment of other persons or incurring of other expenses. Except as expressly provided in this Agreement, the Company shall have no right to exercise any control over the activities or operations of the Representative.

3.2 The Representative shall assume full responsibility for the proper reporting and payment of all federal, state and local taxes, contributions and / or special levies imposed or required under unemployment insurance, social security, income tax (state and federal), and / or other laws or regulations, with respect to the performance of the Representative and his employees and agents of this Agreement, and the Representative agrees to exonerate, indemnify an hold the Company harmless from any liability, loss, damage or claim arising against or incurred or paid by the Company by reason of any failure by the Representative fully or timely to assume said responsibilities.

3.3 The Representative shall obtain such authorizations, licenses, permits and other governmental or regulatory agency approvals as are required for the performance of this Agreement by the Representative and / or his employees and agents, if any, and the Company shall have no responsibility for that and shall incur no liability arising from the Representative's possession, or lack of possession, of such requisite governmental authorizations and approvals.


4.     Responsibilities of Representatives

4.1 Representative's duties under this Agreement are as follows: The Representative shall use his best efforts to adequately promote the sales and service of the Products within the business area on a continuing basis in adherence with good business practices and shall diligently perform all other duties as mutually agreed upon in this Agreement.

4.2 In its sole discretion the Representative shall employ sufficient qualified employees and agents to assist in diligently performing all of its duties as mutually agreed upon in this Agreement.

4.3 The Representative and his employees and agents shall establish contact and provide liaisons with key personnel of the Company's customers in the business area (1) prior to order requirements; (2) to service various technical needs and (3) to resolve Product-related problems.

4.4 The Representative shall keep the Company informed as to any problems encountered with the Products and as to any resolutions arrived at for those problems and shall communicate promptly to the Company any and all modifications, design changes or improvements of the Products suggested by any customer of the Company or by any employee or agent of the Representative.
The Representative further agrees that the Company shall acquire any and all rights and interests in any such suggested modifications, design changes or improvements of the Products without the payment of any consideration for such either to the Representative, his

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employees or agents or to any customer.  The Representative further agrees to indemnify and hold the Company harmless from any and all claims, liability, damages or expense (including court costs and attorneys' fees) arising from or related to any misrepresentation made by the Representative (or by his employees or agents) to any person (including any employee or agent of the Representative or any customer) in connection with any possible payment or other possible consideration by the Company in exchange for any such suggested modifications, design changes or improvements of the Products.

4.5 The Representative shall upon demand make available to the Company copies of all correspondence sent by the Representative to the Company's customers, or prospective customers. Such correspondence shall include, but shall not be limited to, all letters, quotes, proposals and acknowledgment and all revisions and modifications to them.

4.6 The Representative shall submit to the Company reports on a monthly basis containing such pertinent information about the customers, the products and their distribution within the business area as the Company may reasonably request including, without limitation, credit information in connection with the customers, the volume and dollar amount of orders arising through the Representative, the names and other identification of all possible purchasers of the Products for such period and any pending negotiations for the sale of Products.

4.7 In its sole discretion the Representative shall assist the Company in promotional sales campaigns and attend trade and industry shows or conventions affecting the business area.

4.8 The Representative shall comply with all order entry and sales lead follow-up procedures established by the Company.

4.9 With the exception of failure to comply as a result of Force Majure, the failure of the Representative to comply with any of his obligations defined in Section 4 of this Agreement shall constitute a breach of this Agreement and shall entitle the Company to give notice to the Representative requiring the Representative to cure the breach. If any such breach is not cured within 30 (thirty) days after receipt of such notice, the Company shall be entitled to immediately terminate this Agreement in accordance with Section 10.2.1.

4.10 The Representative agrees that they will not, during the term of this Agreement and for five (5) years after;

     (a) directly or indirectly, alone or as a partner, joint venture, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in any Competitive Activity in the Business Territory, or any other part of the World ("Restricted Territory"). As used herein "Competitive Activity" shall consist of the sale, solicitation for sale, marketing, licensing, servicing, support (whether software support or related hardware support) or distribution of any product or service (including, but not limited to Company Technology, Products, or Services or other products owned by Company and its affiliates and all improvements, enhancements and versions thereof) or products and services related thereto;

     (b) directly or indirectly, in the Restricted Territory, (i) induce any Person which is


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a customer of the Company or any Affiliate of the Company to patronize any business directly or indirectly engaged in any Competitive Activity; (ii) canvass, solicit or accept from any Person which is a customer of the Company or any Affiliate of Company, any competitive business; or (iii) request or advise any Person which is a customer or supplier of Company or any Affiliate of the Company, to withdraw, curtail or cancel any such customer's or supplier's business with the Company or any Affiliate of the Company, or its or their successors;

     (c) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by it, to employ, any person who was employed by the Company or any Affiliate of the Company at or within the six month period immediately preceding the date of such employment, or in any manner seek to induce any such person to leave his or her employment;

     (d) at any time following the date of this Agreement, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in its possession Company's or any Company Affiliates' proprietary rights or records, including, but not limited to, any of its or their customer lists.


5. Samples and Demonstration Equipment. Any samples, demonstration equipment or sale tools that may, in the Company's sole discretion, be supplied to the Representative shall remain the property of the Company and shall be held by the Representative as a bailee of the Company. The Company may charge the account of the Representative for any such samples, equipment or tools not returned to it in good order upon request.


6.     Compensation

6.1 The Representative shall be entitled to a total commission for each individual sale of the Products arranged solely through the Representative in accordance with the commission schedule described on Appendix C. The Representative shall be paid a pro rata portion of each partial or total payment(s) made by a customer on any individual sale equal to the applicable commission percentage provided on Appendix C times the product of the ratio of the net invoice price to the total purchase price of the Products being sold times the actual payment(s) being made, which said commission payment(s) shall be payable to the Representative within the next calendar month following any such partial or total payment(s) made by the customer up to the maximum total commission for each individual sale. The term "net invoice price" shall mean the total invoice price at which the sale is invoiced to the customer, but excluding shipping and mailing costs, taxes, insurance, any allowances or discounts granted to the customer and all charges for installation or instruction.

6.2     There shall be deducted from any sums due the Representative:    an
amount equal to commissions previously paid or credited to the Representative on sales where all or substantially all of the consideration relating to that has since been returned to the customer or in the event only a portion of such consideration has since been returned to the customer or allowances have been credited to the customer by the Company, the pro rata amount of previously paid or credited commissions on such returns or allowances.

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6.3     A pro rata amount of commissions previously paid or credited to the
Representative on sales where less than the total purchase price of the Products is ultimately paid by the customer, whether by reason of the customer's bankruptcy, insolvency or for any other reason whatsoever that, in the Company's judgement, renders the account uncollectible in whole or in part, in that event, if any sums are later realized upon the uncollectible account, the Company will pay the Representative the percentage of commission applicable to the amount of the actual collection.

6.4 When an order received by the Company through the Representative has been influenced by another of the Company's sales Representatives, or the Product is to be delivered outside of the Representative's business area, the Company may, in its sole discretion but shall not be required to, designate a commission split between the Representative and any one or more other authorized sales Representative(s), as the case may be. Any such commission split may be discussed with the sales Representatives involved, but the Company shall make any decision in its own sole discretion, and any such decision shall be final.

6.5 The Representative shall compensate the Company for the rights and covenants contained in the Agreement by paying a "Fee" in accordance with the schedule described on Appendix D.


7.     Company Responsibilities.

7.1     Company shall have the following responsibilities:    (1) provide the
Representative with sales and technical information regarding the Products;
(2) provide the Representative with a reasonable amount of literature pertaining to the Company and to the Products; (3) inform the Representative within a reasonable time of any changes in the Products, prices, terms of payment, delivery schedules and / or Product Warranties; (4) subject to the other terms and conditions of this Agreement (including, without limitation, Section 8 of this Agreement), use its best efforts to fill accepted orders arranged through the Representative promptly, insofar as practical and consistent with the Company's various policies, production capacity and shipping schedule; and (5) compensate the Representative in accordance with this Agreement.

7.2 In its sole discretion the Company shall employ sufficient qualified employees and agents to assist the Representative to diligently perform all of its duties as mutually agreed upon in this Agreement.

7.3 The Company and its employees and agents shall provide liaisons with key personnel to assist the Representative's customers in the business area
(1) prior to order requirements; (2) to service various technical needs and
(3) to resolve Product-related problems.

7.4 In its sole discretion the Company shall assist the Representative in promotional sales campaigns and attend trade and industry shows or conventions affecting the business area.

7.5 In its sole discretion the Company will provide support for the Representative's efforts which shall include but not be limited to:

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     a) Technical and/or sales personnel and other necessary personnel to advise, consult, train and co-operate with the representative's personnel and train personnel dispatched by the Representative to the Company's facilities for a reasonable period.
     b) Technical assistance and support to integrate Mediametric technology and products with the Representative's client requests, for fees to be agreed on a specific basis.
     c) Assistance in developing new applications and products for the Business Territory defined in Appendix A.
     d) Provide the Representative with a reasonable amount of literature pertaining to the Company and to the Products.
     e) A senior officer to sit on the Board of the Representative's company who will give strategic direction relating to the development of Mediametric technology in the Business Territory.

8.     Acceptance of Business.

8.1 All customer orders for Products submitted through the Representative according to this Agreement are subject to acceptance or rejection by an officer of the Company, and nothing contained in this Agreement obligates the Company to accept any such order placed through the Representative. No quotation, order or sale will be binding upon the Company until so accepted and confirmed by the Company. The Company will notify the Representative of the acceptance or rejection of all orders submitted through the Representative. Despite any other provision of this Agreement, failure to fill all or part of any accepted order arising through the Representative for any reason whatsoever shall not render the Company liable to the Representative in any manner whatsoever. The Company shall not be liable for any liability, damages or penalties for failure or delay in furnishing Products, materials or labor by reason of any cause whatsoever, nor shall the Company be liable for any incidental or consequential damages resulting from that.

8.2 The Representative shall have no right, power or authority to bind or obligate the Company in any manner whatsoever or to affix his name or signature on behalf of the Company unless expressly authorized to do so in writing by the Company. The Representative shall not have the right to use the name, logotype, trademarks or slogans, of the Company without the written consent of the Company and any such use with such consent of the Company shall only be in the manner expressly approved by the Company.


9.     Product Warranty.     The Representative shall have no right or
authority, express or implied, directly or indirectly, to alter, change, enlarge, limit or otherwise modify the representations or warranties made by the Company in connection with the Products beyond those expressly contained in the Company's written Product Warranty. In addition, the Representative shall make no delivery promises inconsistent with the authorized delivery schedule of the Company in effect from time to time under this Agreement. In the event that the Representative makes unauthorized representations, warranties or guarantees beyond those contained in the Product Warranty or makes promises in connection with the sale, use, distribution, handling or delivery of the Products that are inconsistent with the Company's policies, as existing from time to time or at any time, the Representative shall indemnify and hold the Company harmless from any expenses, claims, damages or liability of any nature arising from or related to any such

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unauthorized representations, warranties or guarantees or from any such inconsistent promises, including without limitation, court costs and attorney's fees.


10.     Term and Termination

10.1 Unless terminated earlier as provided in this Agreement, this Agreement shall remain in effect for an initial term of five (5) years from its effective date, and such term and each term subsequently shall be automatically extended for successive (5) year periods ("extension terms") unless at least ninety (90) days prior to the end of the initial term or any extension term either party to this Agreement gives written notice of his or its intention not to extend the term of this Agreement.

10.2     This Agreement may be terminated as follows:    for cause,
immediately upon the occurrence of any of the following events:   (1) if the
Representative or Company ceases to do business, or otherwise terminates his business operations; (2) if the Representative shall fail to secure or renew any license, permit, authorization or approval for the conduct of his business or if any such license, permit, authorization or approval is revoked or suspended; (3) in accordance with Section 4.2 of this Agreement, if the Representative breaches any provision of Section 4.1 of this agreement; (4) if the Representative shall breach any other provision of this Agreement; (5) if the Representative fails to pay the amount due the Company in accordance with Appendix D within 60 days of its due date; (6) if there is a change of control (51% or greater) in the ownership structure of either party; or (7) if the representative seeks protection under any bankruptcy, receivership, trustee, creditors arrangement, composition or comparable proceeding or if any such proceeding is instituted against the Representative.

10.3 In the event this Agreement is terminated according to Section 10.2 of this Agreement the effective date of termination shall be the date the Company serves notice of termination on the Representative.

10.4 In the event this Agreement is terminated for any reason whatsoever, the Company shall not be liable for the payment of any commission to the Representative on orders accepted by it after the termination date.

10.5 Company shall incur no liability whatsoever for any incidental, special or consequential damages, losses or expenses of any kind suffered or incurred by Representative arising from or incident to termination of this Agreement by Company.

10.6 In the event this Agreement is terminated for any reason whatsoever, the Representative shall immediately discontinue its use (if any) of the name, logotype, trademarks or slogans of the Company and the trade names of any of the Products and the Representative shall immediately discontinue all representations or statements from which it might by inferred that any relationship exists between the Company and the Representative. In addition, the Representative shall immediately return to the Company at the Representative's expense, all samples, demonstration equipment, sales materials, catalogs and literature of the Company then in the possession of the Representative.

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10.7     The failure of the Company to exercise its rights of termination upon the accrual of any cause for termination under this Agreement shall not operate to create a waiver or estoppel to exercise such rights at a later date upon continued or further default.


11.      Proprietary Information and Non-Disclosure.   The Company and
Representative acknowledge that, in the course of performing their respective duties under this Agreement, each may obtain information relating to the Products and to each other that is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, but is not limited to, trade secrets, know-how, inventions, techniques, processes, computer programs, schematics, data, customer lists, financial information and sales and marketing plans. The Company and Representative and their respective employees and agents shall at all times, both during the term of this Agreement and after its termination, keep in trust and confidence all Proprietary Information and shall not use such Proprietary Information other than in the course of their respective duties under this Agreement, nor shall the Company and Representative or their employees and agents disclose any of such Proprietary Information to any person without the other's prior written consent. The Company and Representative acknowledge that any such Proprietary Information received by the each other shall be received as a fiduciary of the one another. The Representative further agrees to immediately return to the respective owner all Proprietary Information in their possession, custody or control in whatever form held (including all copies of all written documents relating to that) upon termination of this Agreement or at any time, or from time to time, upon the request of the rightful owner.


12.     Amendment.   This Agreement constitutes the entire Agreement between
the parties to it and cancels all previous arrangements and Agreements between the parties and there are no understandings or Agreements relative to the subject matter of this Agreement that are not fully expressed in this Agreement. This Agreement may be amended only in writing and, except as expressly provided in this Agreement with regard to amendments to the Appendices of this Agreement, only upon mutual consent of the parties. The terms and conditions of any order placed through the Representative as may conflict in whole or in part with the provisions of this Agreement shall be of no force and effect, and the provisions of this Agreement shall be controlling in any such instance.


13     Assignment.   This Agreement may not be assigned by the Representative
without the prior written consent of the Company; however, the Company may assign its rights under this Agreement.

14.     Severability.   If any term, provision, covenant or condition of this
Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the provisions of this Agreement shall continue in full force and effect and shall not be affected, impaired or invalidated in any way.

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15.     Governing Law.   The parties acknowledge that this Agreement has been
made in the State of Florida and shall be governed and construed in accordance with the laws of Florida.


16.     Arbitration.   Any controversy or claim arising out of or relating to
this Agreement or the breach of this Agreement shall be settled by arbitration at the offices of the Company in accordance with the then-existing rules of the American Arbitration Association ("AAA"), provided, however, that the arbitrator shall not have the authority to change or revise any decision made by the Company where, by the terms of this Agreement, the Company has been given sole discretion and, provided, further, that judgement upon the award rendered may be entered in any court having jurisdiction concerning that.


17.     Attorney Fees.   If any legal action is necessary to enforce the terms
of this Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorney's fees in addition to any other relief to which he may be entitled.


18.     Notice.    All communications, notices and demands of any kind which
either party may be required or may desire to give or serve upon the other party shall be made in writing and delivered by personal service to the other party or sent by first class certified mail, postage prepaid, return receipt requested. Notice shall be considered given when delivered in person or on the fifteenth (15th) day after being deposited in the United States mail. Notices shall be addressed pursuant to the addresses provided in the first section of this Agreement unless either party gives notice to the other party of a change of address .


     Both parties have executed this Agreement and initialed the Appendices A, B, C and D of this Agreement, the day and year first written above and said date shall be deemed the effective date of this Agreement.

     In witness of this, the Company and the Representative have executed this Agreement as of the day and year first above written.

XTec, Incorporated                         Truscom, Inc.


/s/ Albert J. Fernandez                      /s/ Yoshihiko Komatsubara
______________________________________     ___________________________________
By Albert J. Fernandez, President & CEO    By Yoshihiko Komatsubara,
                                              Representative Director




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